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                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

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                               Form 8-K
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                            CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported): October 31, 2005

                        GIANT INDUSTRIES, INC.
      (Exact name of registrant as specified in its charter)


         Delaware                 1-10398             86-0642718
(State of jurisdiction of    (Commission File)      (IRS Employer
      incorporation)              Number)         Identification No.


     23733 North Scottsdale Road
          Scottsdale, Arizona                         85255
(Address of principal executive offices)            (Zip Code)


           Registrant's telephone number, including area code
                            (480) 585-8888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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
ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On October 31, 2005, we established the Giant Industries, Inc. and Affiliated Companies Deferred Compensation Plan (the "Plan" or the "DCP"). The purpose of the Plan is to provide members of our management team and members of our Board of Directors (the "Board") with the opportunity to defer compensation to future years. The Plan is expected to continue indefinitely, but we have the authority to amend or terminate the Plan at any time.

     The Plan will be administered by an Administrative
Committee, appointed by our Board, to perform the duties of the Plan Administrator. Members of the Administrative Committee may be removed by the Board at any time.

     Participation in the Plan is limited to (a) non-employee members of our Board, and (b) a select group of our management or highly compensated employees selected by the Board, or its designee, to be participants. The Board's selections are in its sole discretion and are final and binding for all purposes under this Plan. The Plan is intended to be an unfunded plan of deferred compensation covering a select group of management or highly compensated employees under Title I of ERISA.

     Effective October 31, 2005 (January 1, 2006 for non-employee members of the Board), employee participants may elect to defer into the Plan a portion of their compensation for the plan year for services after the deferral election. For employees, deferrals may not exceed sixty percent (60%) of their compensation, and non-employee members of the Board may defer all of their compensation for services after their deferral election.

     Solely for the plan year October 31, 2005 to December 31, 2005, employee participants may defer up to one hundred percent (100%) of their compensation for services after the deferral election, less deductions required by law to be withheld for Social Security and Medicare taxes or other purposes and any pre-tax or after-tax contributions to any of our other employee benefit plans if their deferral election is made no later than October 31, 2005. In addition, they may defer up to one-sixth (1/6) of their discretionary bonus with respect to 2005 if their deferral election is made no later than October 31, 2005.

     In addition to deferrals made by participants, we may, in our sole discretion, make contributions to the Plan on behalf of participants.

     The Administrative Committee will open and maintain separate accounts for each participant to which their deferrals and our contributions will be credited. Amounts credited to the accounts will be deemed invested according to investment directions made by the participants in one or more hypothetical investment funds designated by the Committee. The performance of the hypothetical investment funds is measured by the performance of actual funds. The amounts in the participants' accounts will be adjusted as if they had actually been invested in the investment funds on which the hypothetical funds were based.

     Participants must elect, no later than the time of their initial deferral election, the form in which they will receive the remainder of their vested account after their separation from service on or after normal retirement age. Participants may choose a lump sum or annual installments paid over a period they select up to twenty (20) years. Unless the participant is a key employee (as defined in Internal Revenue Code Section 409A), a lump sum benefit will be paid within sixty (60) days of the date the participant separates from service, and distribution of benefits in the form of installments will begin within sixty (60) days after the close of the plan year in which the participant separates from service. If the participant is a key employee, the distribution on account of separation of service cannot begin until six (6) months after such separation of service.

     Participants may make a subsequent election to further defer their distribution date or change the form of benefit (except a change that shortens the installment period), if (1) the election does not take effect for at least twelve (12) months, and (2) the initial distribution date is rescheduled at least five (5) years from the date the distribution would have otherwise been made.

     Except in the case of death or disability, if a participant separates from service before normal retirement age, the remainder of their vested account will be paid in a lump sum within sixty (60) days after the separation from service unless the participant is a key employee. If the participant is a key employee, the distribution on account of separation of service cannot begin until six (6) months after such separation of service.

     If a participant is determined by the Administrative Committee to be disabled, they will receive the remainder of their vested account balance in the form of a lump sum within sixty (60) days after the Committee determines that the participant has become disabled. If, however, the participant has attained normal retirement age at the time they are determined to be disabled, their vested account will be paid in the same form and at the same time elected with respect to their normal retirement benefit.

     If the participant dies before the commencement of distribution of their benefits, the participant's beneficiary will receive a benefit equal to the balance of the participant's vested account.

     If the Administrative Committee determines that our deduction for a payment to a participant from the Plan will be limited or eliminated under Section 162(m) of the Internal Revenue Code, the payment will be delayed until the earliest date that the Administrative Committee determines that payment would be permitted without the deduction's being limited or eliminated.

     No benefit payable under the Plan to any person is subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of the same shall be void. No benefit shall in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for or against any person, except to the extent as may be required by law and except with respect to debts or liabilities of a participant to us.

     When a participant makes each annual deferral election, they may elect to receive, before separation from service, the portion of their vested account attributable to such annual deferrals in a plan year that begins at least one full plan year after the close of the plan year of the deferral. The distribution will be paid within sixty (60) days after the beginning of the designated plan year. A participant may make a subsequent election to further defer that distribution date, if (1) the election does not take effect for at least twelve (12) months, (2) the election is made at least one year before the plan year in which the distribution is scheduled to take place, and (3) the distribution date is rescheduled at least five (5) years from the date the distribution was previously scheduled. Subsequent elections that accelerate the distribution are prohibited. If the participant dies or separates from service, or there is a change in control, before the scheduled payment, the distribution will be made no later than it would under the Plan provisions governing these events.

     In accordance with procedures established by the Committee, a participant may receive a distribution upon the occurrence of an "unforeseeable emergency" as defined in Section 409A of the Internal Revenue Code and the regulations thereunder. If a distribution under the Plan is made on account of an unforeseeable emergency, or a hardship distribution is made under our 401(k) Plan, the participant's deferral election for the remainder of the plan year is cancelled.

     In the event of a change in control as defined in Section 409A of the Internal Revenue Code, a participant will receive the remaining amount in their vested account in a lump sum within sixty (60) days after the change in control, if and only if they made such an election at the time of their initial deferral election.

     The portion of the account attributable to a participant's deferrals is fully vested. The portions attributable to additional employer contributions are subject to the same vesting schedules as they are in our 401(k) Plan. If a participant separates from service before becoming fully vested, they will forfeit the unvested portion of their account.

     Plan participants are our general unsecured creditors. This means their benefits may be reduced or lost if we become insolvent or bankrupt.

     The foregoing description of the material terms of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan.



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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                        By: /s/ MARK B. COX
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                           Mark B. Cox
                           Executive Vice President and Chief
                           Financial Officer (Principal Financial Officer)

Date: November 4, 2005